Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-188985); (No.333-201252); (No. 333-214150); and (No. 333-264382) and on Form S-3 (No. 333-276698) of our report dated May 27, 2025, with respect to the consolidated financial statements of Xcel Brands, Inc. and Subsidiaries included in this Annual Report on Form 10-K/A for the year ended December 31, 2024.

/s/ Marcum LLP

New York, New York

August 5, 2026